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                                                                    EXHIBIT 10.9

                          BUTLER MANUFACTURING COMPANY
                      DIRECTOR STOCK COMPENSATION PROGRAM

                         AS AMENDED ON JANUARY 21, 1997

1. PURPOSE. The purpose of this Director Stock Compensation Program ("Program") is to enable members of the Board of Directors (the "Board") of Butler Manufacturing Company (the "Company") who are not employees of the Company ("Outside Directors") to increase their proprietary interest in the success and progress of the Company through their ownership of additional shares of the Common Stock, no par value, of the Company (the "Common Stock").

2. PARTICIPATION. Each person becoming an Outside Director of the Company shall participate in the Program commencing on the later of the date of adoption of this Program by the stockholders or the date the person becomes an Outside Director and shall continue to participate until the resignation, non-reelection, death or disability of any such Outside Director
("Participant").

3. PAYMENT OF ANNUAL CASH RETAINER IN STOCK.

     (a) PAYMENT OF RETAINER. The dollar amount of the annual retainer payable to Outside Directors as established by the Board from time to time shall be credited in Common Stock to accounts for each Participant ("Stock Account") maintained by the Board Organization Committee of the Board of Directors ("the Committee"). The amount of the credit for each calendar quarter for each Participant shall be such number of shares of Common Stock of the Company as is equal to one fourth of the dollar amount of the annual retainer payable to each Participant divided by the Fair Market Value of one share of Common Stock on the date the credit is made. The credit shall be made on the fifth (5th) Business Day of each calendar quarter.

     (b) DIVIDENDS, ETC. An amount equal to any cash dividends payable on shares of Common Stock shall also be credited to a Participant's Stock Account in shares of Common Stock on the payment date for such dividend on all shares of Common Stock. The amount of such credit to each Participant's Stock Account for cash dividends shall be such number of shares of Common Stock as is equal to the amount of the cash dividend payable on shares of Common Stock credited to the Participant's Stock Account divided by the Fair Market Value of one share of Common Stock on the date the credit is made. The number of shares credited to Participant Stock Accounts shall be adjusted to reflect any stock split, stock dividend, the issuance of stock purchase rights or similar transactions effected prior to the issuance of stock certificates.

     (c) FAIR MARKET VALUE. The Fair Market Value of a share of Common Stock shall mean the last sale price for the Company's Common Stock on the New York Stock Exchange, or if the Company's Common Stock is not traded on that day, on the next preceding day on which the Common Stock was so traded.

4. ISSUE OF STOCK CERTIFICATES. The Company shall issue from the Treasury or from authorized but unissued shares a certificate to each Participant in the amount of whole shares of Common Stock credited to the Participant's Stock Account (a) upon written request of the Participant, (b) annually on the 10th Business Day of the last calendar quarter of each year, (c) upon termination of participation or (d) upon termination of the Program. Until the issuance of the stock certificate, no right to vote or receive dividends or other rights as a stockholder shall exist as to the shares of Common Stock credited to a Participant's Stock Account, except to the extent specified in Section 3. Upon any termination of Participation, termination of the Program or any other distribution of a Participant's Stock Account in whole, any fraction of a share of Common Stock shall be distributed in cash equal to the Fair Market Value of the fractional share. Any other property credited to the Participant's Stock Account other than shares of Common Stock shall be distributed in kind or in cash equal to the fair market value thereof as determined by the Committee.

5. AMOUNT OF ANNUAL RETAINER. The amount of the Annual Retainer shall be determined by the full Board of Directors from time to time, but not more frequently than annually.




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6. ADMINISTRATION.  The Program shall be administered by the Committee, which shall have full power and authority to construe and administer the Program.
Any action taken under the provisions of the Program by the Committee arising out of or in connection with the administration, construction, or effect of the Program or any rules adopted thereunder shall, in each case, lie within the discretion of the Committee and shall be conclusive and binding upon the Company and upon all Participants, and all persons claiming under or through any of them.

7. BENEFICIARY DESIGNATION. A Participant shall designate a beneficiary or beneficiaries who, upon the Participant's death, shall receive the Shares and any other items credited to a Participant's Stock Accounts that otherwise would have been delivered to the Participant. All designations shall be in writing and signed by the Participant. The designation shall be effective only if an when delivered to the Company during the lifetime of the Participant. The Participant also may change beneficiaries by a signed, written instrument delivered to the Company. The delivery of Shares shall be in accordance with the last unrevoked written designation of beneficiary that has been signed and delivered to the Secretary of the Company. In the event the Participant does not designate a beneficiary, in the event that all of the beneficiaries named pursuant to this section predecease the Participant, or if for any reason such designation is ineffective in whole or in part, the Shares and other items credited to the Participant's account that otherwise would have been delivered to the Participant shall be delivered to the Participant's estate, and in such event, the term "beneficiary" shall include such estate.

8. TRANSFERABILITY. The rights and privileges conferred under this Program shall not be subject to execution, attachment or similar process and may not be transferred, assigned, pledged or hypothecated in any manner (whether by operation of law or otherwise) other than by will or the laws of descent and distribution or a "qualified domestic relations order" as defined in the Internal Revenue Code, as amended from time to time.

9. APPROVAL; EFFECTIVE DATE. This Program shall become effective when approved by the holders of a majority of the Common Stock present or represented and entitled to vote at a meeting of stockholders.

10. AMENDMENT AND TERMINATION. Subject to the provisions of Section 5, this Program may be amended by the Board of Directors of the Company from time to time, and may be terminated by the Board of Directors or Stockholders, except that any such action shall not adversely affect any Participant's rights under the Program that had accrued prior to such amendment or termination.

11. EXPENSES OF THE PROGRAM. All costs and expenses of the Program shall be borne by the Company and none of such expense shall be charged to any Participant.

12. COMPLIANCE WITH RULE 16B-3. It is the intention of the Company that the operation of the Program comply in all respects with Rule 16b-3 under Section 16(b) of the Securities Exchange Act of 1934, as amended, and that all Participants remain Disinterested Persons as defined by such Rule.
Accordingly, if any Program provision is later found to cause any crediting of Common Stock to fail to qualify under Rule 16b-3 for an exemption from the operation of Section 16(b) or if any Program provision would disqualify Participants from remaining Disinterested Directors under Rule 16b-3, that provision shall be deemed null and void, and in all events the Program shall be construed in favor of its meeting the requirements of Rule 16b-3.



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                                 CERTIFICATION

     The undersigned Secretary of Butler Manufacturing Company, hereby certifies that the foregoing Program was duly adopted by the Board of Directors at a regular meeting of the Board duly called, noticed, convened and held on December 12, 1995, in accordance with the Certificate of Incorporation, Bylaws and applicable laws of the State of Delaware.


                       ________________________________
                       Richard O. Ballentine
                       Vice President, Secretary and
                       General Counsel


     The undersigned Secretary of Butler Manufacturing Company, hereby certifies that the foregoing Program was duly approved by the holders of a majority of the Common Stock present or represented and entitled to vote at the Annual Meeting of Stockholders duly called, noticed, convened and held on April 16, 1996, in accordance with the Certificate of Incorporation, Bylaws and applicable laws of the State of Delaware.


                       ________________________________
                       Richard O. Ballentine
                       Vice President, Secretary and
                       General Counsel


     The undersigned Secretary of Butler Manufacturing Company, hereby certifies that the foregoing Program incorporates the amendments duly adopted by the Board of Directors at a regular meeting of the Board duly called, noticed and convened and held on January 21, 1997, in accordance with the Certificate of Incorporation, Bylaws and applicable laws of the State of Delaware.


                       ________________________________
                       Richard O. Ballentine
                       Vice President, Secretary and
                       General Counsel